UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2005

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

 Marshall & Ilsley Corporation (“M&I”) reported today (May 26, 2005) that based on information provided to M&I by the manager of a portion of its venture capital investments, M&I expects to recognize a pre-tax gain in the second quarter of 2005 on certain investments in the range of $27-29 million.  M&I may take actions, including, without limitation, reducing or refinancing its debt obligations, which may reduce or eliminate the impact of this gain on M&I’s financial results for the second quarter of 2005.  There can be no assurance that this gain will fall within the expected range or that the actions which may reduce or eliminate the impact of such gain will in fact occur.

This Current Report on Form 8-K contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2004 under the heading “Forward-Looking Statements,” which factors are incorporated herein by reference, (ii) the uncertainty associated with complex accounting matters, and (iii) such other factors as may be described from time to time in M&I’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2005	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary